UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 16, 2016

PVH CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code  (212)-381-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
     (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PVH Corp. (the "Company") was held on June 16, 2016 (the "2016 Annual Meeting").  There were present in person or by proxy at the 2016 Annual Meeting holders of 69,122,330 shares of the Company's common stock.  These shares present represented approximately 85% of the shares of common stock eligible to be voted at the meeting.  The holders of the common stock voted on the matters reported below.
The following directors were elected to serve for a term of one year:
	For	Against	Abstain	Broker Non-Vote
Mary Baglivo	65,726,718	532,072	85,602	2,777,938
Brent Callinicos	66,230,477	16,994	96,921	2,777,938
Emanuel Chirico	64,710,023	1,371,140	263,229	2,777,938
Juan R. Figuereo	65,851,954	403,089	89,349	2,777,938
Joseph B. Fuller	64,460,965	1,330,101	553,326	2,777,938
V. James Marino	65,876,743	381,264	86,385	2,777,938
G. Penny McIntyre	64,752,777	1,508,888	82,727	2,777,938
Henry Nasella	62,750,857	3,508,292	85,243	2,777,938
Edward R. Rosenfeld	64,354,191	1,904,340	85,861	2,777,938
Craig Rydin	63,307,255	2,950,864	86,273	2,777,938

The proposal to approve, in a non-binding, advisory vote, the compensation paid to the Company's named executive officers was approved.  The vote was: FOR – 63,542,686; AGAINST – 2,641,405; ABSTAIN – 160,182; and there were 2,778,057 broker non-votes.
The proposal for Ernst & Young LLP to serve as the Company's independent auditors for its current fiscal year was ratified. The vote was: FOR – 67,146,604; AGAINST– 1,879,599; and ASTAIN – 96,127.  There were no broker non-votes for this proposal.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer, Executive Vice President

Date: June 20, 2016